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                                   EXHIBIT 23

                              CONSENTS OF EXPERTS
                                  AND COUNSEL
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                               CONSENT OF COUNSEL



Lawrence H. Katz, Attorney at Law, hereby consents to the filing of the Opinion dated October 12, 1995, issued to Holiday RV Superstores, Incorporated as an Exhibit to the Registration Statement on Form S-8.

                                        /s/ Lawrence H. Katz
                                        --------------------------------
                                        Lawrence H. Katz
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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Holiday RV Superstore, Incorporated
Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 22, 1994, relating to the consolidated financial statements of Holiday RV Superstore, Incorporated, appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 1994.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman, LLP
                                        --------------------
                                            BDO Seidman, LLP

Orlando, Florida
October 9, 19951